SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2003

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (479) 273-4000

Item 5.	Other Events.

As of September 25, 2003, Wal-Mart Stores, Inc. (the “Company”) entered into a Pricing Agreement (the “Pricing Agreement”) with J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC acting for themselves and as the representatives for the other underwriters named in Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Company has agreed to issue and sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, $1,000,000,000 aggregate principal amount of the Company’s 3.375% Notes due 2008 (the “Notes”) on the terms and subject to the conditions set forth in the Pricing Agreement. The Pricing Agreement incorporates by reference the terms of an Underwriting Agreement, dated as of February 18, 2003, by and among the Company and, as to the issuance and sale of the Notes, the Underwriters (the “Underwriting Agreement” and together with the Pricing Agreement, the “Agreement”). Subject to the satisfaction or waiver of the conditions precedent to the obligations of the Underwriters to purchase the Notes contained in the Agreement, the Company anticipates that the Notes will be issued and the purchase and sale of the Notes will be consummated on October 2, 2003.

The Notes form part of the newly created series of the Company’s 3.375% Notes Due 2008 (the “2008 Series”). The $1,000,000,000 aggregate principal amount of the Notes anticipated to be issued on October 2, 2003 will constitute the only notes of the 2008 Series that will be issued and outstanding as of that date. The 2008 Series was created and established and its terms and conditions were established by action of the Company and an authorized officer of the Company pursuant to and in accordance with the Indenture, dated as of December 11, 2002, between the Company and Bank One Trust Company, NA, as Trustee (the “Indenture”). The terms of the Notes will be as set forth in the Indenture, which is an exhibit to the Registration Statement on Form S-3 of the Company (Commission File No. 333-101874), and in the form of the promissory note that represents the Notes. The Notes are intended to be delivered in the form of global notes representing the Notes issued and sold (the “Global Notes”). Copies of the Pricing Agreement, the Underwriting Agreement and the proposed form of the Global Notes are attached as exhibits to this Current Report on Form 8-K. Also attached to this Current Report on Form 8-K is the Series Terms Certificate, as contemplated by the Indenture, that evidences the establishment of certain terms and conditions of the 2008 Series in accordance with the Indenture.

Pursuant to Rule 424(b)(2) of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended, the Company filed with the Commission on September 29, 2003, a prospectus supplement, dated September 25, 2003, to its prospectus dated December 27, 2002, relating to the offer and sale of the Notes (the “Prospectus Supplement”).

Item 9.	Regulation FD Disclosure.

The Company is furnishing the following information relating to certain reclassifications and restatements of amounts included in the consolidated balance sheets and consolidated statements of results of operations of the Company and its subsidiaries as of the dates and for the periods described below.

The Company included in the Prospectus Supplement selected financial data, which reflects the reclassification and restatement of certain items appearing in the Company’s consolidated balance sheets as of January 31, 1999, 2000, 2001, 2002 and 2003 and as of July 31, 2002 (the “Balance Sheet Dates”) and in its consolidated statements of results of operations for its fiscal years ended on each such January 31st and the six months ended July 31, 2002 (the “Income Statement Periods”) that have previously been disclosed to the public. Reclassifications of certain items were made to reflect the Company’s disposition of McLane Company, Inc. (“McLane”), which was completed on May 23,

2003, and to make the presentations for each of the Income Statement Periods and as of each of the Balance Sheet Dates consistent with the presentations for the selected financial data for the Company as of July 31, 2003 and for the six months then ended. After such reclassification, the selected financial data shows the income, net of tax, current assets, total assets, current liability and total long-term liabilities of McLane and the effect of its sale on the consolidated financial condition of the Company as of the Balance Sheet Dates and on the consolidated results of operations of the Company for the Income Statement Periods.

On February 1, 2003, the Company adopted the expense recognition provisions of the Financial Accounting Standards Board Statement No. 123, Accounting and Disclosure of Stock-Based Compensation (“FAS 123”), pursuant to which the Company recognizes non-cash compensation expense based on the fair value of stock options granted by the Company for the Income Statement Periods. The Company has chosen to restate retroactively its results of operations for that accounting charge. Following the provisions of FAS 123, the Company has recognized pre-tax stock option expense of $53 million for fiscal year 1999, $84 million for fiscal year 2000, $94 million for fiscal year 2001, $124 million for fiscal year 2002, `$130 million for fiscal year 2003, $66 million for the six months ended July 31, 2002 and $83 million for the six months ended July 31, 2003. That expense is included in the amounts under “Non-interest expense” in the income statement data included in the selected financial data.

In October 2002, the Company commenced reporting interest expense net of all interest income and have reported interest expense in this manner for the year ended January 31, 2003. Previously, the Company’s interest income had generally been reported as a part of “other income.” The interest expense for the four years ended January 31, 2002 has been reclassified to report interest expense net of all interest income and to make the presentation of that item for those years in the above selected financial data consistent with the presentation of interest expense for the year ended January 31, 2003. The reclassification of interest expense for that four-year period did not affect the Company’s net income for any of those years. Certain of the balance sheet data as of January 31, 2002 have been reclassified to be consistent with the presentation of the corresponding balance sheet data as of January 31, 2003.

A copy of the selected financial data, as included in the Prospectus Supplement, is being furnished as Exhibit 99(a) to this Current Report on Form 8-K.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

1(a)	Pricing Agreement, dated as of September 25, 2003, between the Company and the Underwriters.

1(b)	The Underwriting Agreement, dated as of February 18, 2003, by and among the Company and, as to the issuance and sale of the Notes, the Underwriters.

4(a)	Series Terms Certificate for Wal-Mart Stores, Inc. 3.375% Notes Due 2008.

4(b)	Form of Global Note to represent the Wal-Mart Stores, Inc. 3.375% Notes Due 2008.

99(a)	Selected Financial Data relating to Wal-Mart Stores, Inc. (This exhibit is furnished to the Commission, but not filed with the Commission, as described in the response to Item 9 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: September 30, 2003

WAL-MART STORES, INC.

By:	/s/ THOMAS M. SCHOEWE

Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1(a)	Pricing Agreement, dated as of September 25, 2003, between the Company and J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC, acting for themselves and as the representatives for the other underwriters named in Schedule I to the Pricing Agreement.

1(b)	The Underwriting Agreement, dated as of February 18, 2003, by and among the Company and, as to the issuance and sale of the Notes, J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC and the other underwriters named in Schedule I to the Pricing Agreement.

4(a)	Series Terms Certificate for Wal-Mart Stores, Inc. 3.375% Notes Due 2013.

4(b)	Form of Global Note to represent the Wal-Mart Stores, Inc. 3.375% Notes Due 2013.

99(a)	Selected Financial Data relating to Wal-Mart Stores, Inc.